UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2023

2seventy bio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40791	86-3658454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Binney Street,		02142
Cambridge, MA
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (339) 499-9300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TSVT	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05     Costs Associated with Exit or Disposal Activities.

On September 12, 2023, 2seventy bio, Inc. (the “Company”) announced a strategic restructuring, including plans to reduce its workforce by approximately 40%. The Company expects this workforce reduction and restructuring will preserve its cash runway into 2026 and will be substantially completed by the fourth quarter of 2023.

In connection with this workforce reduction and restructuring, the Company expects to incur one-time costs of approximately $9 million, primarily in the third quarter of 2023, relating to severance and retention packages and related benefits. The estimates of expenses and cash costs that the Company expects to incur, and the timing thereof, are subject to a number of assumptions and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the actions described above.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2023, Nick Leschly, the Company’s president and chief executive officer, notified the Company’s board of directors of his intent to resign as president and chief executive officer upon the Board’s identification of his successor.

On September 10, 2023, the board of directors of the Company appointed William D. Baird, III as the chief operating officer of the Company. Mr. Baird will continue to serve as the Company’s principal financial officer and principal accounting officer. Mr. Baird, 52, has served as the Company’s chief financial officer since 2021. Previously, Mr. Baird served as chief financial officer of bluebird bio, Inc. from February 2019 until November 2021 and served as chief financial officer of Amicus Therapeutics, Inc. from April 2012 until February 2019. Mr. Baird has served on the board of directors of Axcella Health Inc. since June 2018.

There are no (i) family relationships, as defined in Item 401 of Regulation S-K, between Mr. Baird and any of the Company’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between Mr. Baird and any other person pursuant to which Mr. Baird was appointed as chief operating officer, or (iii) transactions in which Mr. Baird has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01     Regulation FD Disclosure.

On September 12, 2023, the Company issued a press release related to the strategic restructuring. The full text of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by 2seventy bio, Inc. on September 12, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document and incorporated as Exhibit 101)

Cautionary Statement Concerning Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including the Company’s expectations regarding the timing and results of the Company’s restructuring and workforce reduction; the estimated charges and costs expected to be incurred therewith; and expectation that the restructuring and workforce reduction will preserve its cash runway into 2026. The use of words such as “anticipate,” “believe,” “continue,” “could,” “endeavor,”

“estimate,” “expect,” “anticipate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. These and other risks and uncertainties are described in additional detail in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K filed March 16, 2023, its Quarterly Report on Form 10-Q filed on May 10, 2023, and its other filings made with the SEC from time to time. Although the Company’s forward-looking statements reflect the good faith judgment of its management, these statements are based only on facts and factors currently known by the Company. As a result, you are cautioned not to rely on these forward-looking statements. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date on which it is made. Except as required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2023	2seventy bio, Inc.

	By:	/s/ Chip Baird
Chip Baird
Chief Operating Officer
(Principal Financial and Accounting Officer)